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                                                                    EXHIBIT 10.8

                                PROMISSORY NOTE



$1,750,000.00                                                 Bristol, Tennessee
                                                              March 17, 1997



         FOR VALUE RECEIVED, the undersigned, KING PHARMACEUTICALS, INC. a Tennessee corporation (the "Maker"), promises to pay to the order of THE UNITED COMPANY, a Virginia corporation (the "Holder"), the principal sum of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($1,750,000.00), together with interest from date until maturity, upon the unpaid principal balance, at the rate hereinafter specified, said principal and interest being payable as follows:

         Interest only on the unpaid principal balance hereof shall be paid quarterly commencing on July 1, 1997, and the unpaid principal balance hereof and any accrued and unpaid interest thereon shall be payable on April 1, 1999.

         Subject to the limitations hereinafter set forth, the unpaid principal balance of the indebtedness hereby evidenced shall bear interest prior to maturity at a fixed rate per annum equal to ten percent (10%) per annum.

         Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the lesser of (a) twenty percent (20%) per annum or (b) the maximum effective variable contract rate which may be charged by the Holder under applicable law from time to time in effect.

         All installments of interest, and the principal hereof, are payable at the office of The United Company, P.O. Box 1280, Bristol, Virginia 24203-1280,
Attention: Finance Department, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

         If the Maker shall fail to make payment of any installment of interest or the principal balance and unpaid accrued interest, as above provided, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, said demand or notice being expressly waived.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the


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rights of the Holder in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Holder, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.

         The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.

         This Note shall be governed and construed according to the statutes and laws of the Commonwealth of Virginia from time to time in effect.

         Upon three (3) business days' prior written notice to Holder, Maker shall have the right to prepay the indebtedness evidenced hereby in whole, but not in part, by paying one hundred percent (100%) of the principal amount plus accrued interest without any prepayment penalty.

         This Note is secured by a Deed of Trust, dated March 17, 1997.

                                        KING PHARMACEUTICALS, INC.

                                        By: /s/ John M. Gregory
                                           -------------------------------

                                        Title:         CEO
                                              ----------------------------





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